SUPPLEMENTAL AGREEMENT


     This SUPPLEMENTAL AGREEMENT (the "Agreement") is made and entered into as of December 11, 1998 among Audio Book Club, Inc. a Florida corporation ("Parent"), Classic Radio Holding Corp., a Delaware corporation which is wholly-owned by Parent ("Subsidiary"), Radio Spirits, Inc., an Illinois corporation (the "Company") and Carl Amari, the sole stockholder of the Company ("Amari").


                                    RECITALS

     A. Simultaneously with the execution and delivery of this Supplemental Agreement, Parent, Subsidiary and the Company are entering into a Plan and Agreement of Merger dated as of December 11, 1998 ("Agreement of Merger"), which provides for the acquisition of the Company by Subsidiary through the merger (the "Merger") of the Company into Subsidiary at the time provided for therein (the "Merger Date"). Under the Agreement of Merger, on the Merger Date, each share of the common stock, no par value, of the Company (the "Company Common Stock") will be converted into 850 shares of the common stock, no par value, of Parent (the "Parent Common Stock"), options to purchase 350 shares of the Parent Common Stock and the right of the holder thereof to receive Seven Hundred Dollars ($700) in cash. All 500 issued and outstanding shares of the Company Common Stock shall therefore be converted into an aggregate of 425,000 shares of Parent Common Stock, options to purchase 175,000 shares of Parent Common Stock and an aggregate cash payment of Three Hundred Fifty Thousand Dollars ($350,000). Upon consummation of the Merger, Subsidiary shall be the surviving corporation.

     B. The Company is engaged in the business of licensing, producing, broadcasting, marketing and selling recordings of the radio programs set forth in Schedule A hereto (the "Recordings"). All of the activities described in this paragraph shall hereinafter be referred to collectively as the "Business".

     C. Amari is the sole stockholder of the Company, owning 500 shares of the Company Common Stock constituting all of the issued and outstanding shares of the capital stock of the Company (with the exception of 500 treasury shares which are currently pledged in escrow to secure the Company's obligations to Roy Millonzi, a former shareholder of the Company, which pledge shall be released simultaneously with the Merger).

     D. The Company, Amari, Parent and Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     The foregoing recitals shall be included in, and shall be made a part of, this Agreement.




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     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Accounting Firm" shall have the meaning set forth in Section 2.4(a) hereto.

     1.2 "Accounts Receivable" shall have the meaning set forth in Section 4.16(a) hereto.

     1.3    "Accrued  Liabilities"  shall have the  meaning set forth in Section
            2.3 hereto.

     1.4 "Acquisition Corp." shall mean Classic Radio Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Subsidiary.

     1.5    "Act" shall have the meaning set forth in Section 2.2(b) hereto.

     1.6 "Adjustment Amount" shall have the meaning set forth in Section 2.4(b) hereto.

     1.7 "Agreement" shall have the meaning set forth in the opening paragraph hereto.

     1.8 "Agreement of Merger" shall have the meaning set forth in the first recital hereto.

     1.9 "Amari" shall have the meaning set forth in the opening paragraph hereto.

     1.10   "Amari  Employment  Agreement"  shall have the  meaning set forth in
            Section 8.2(h).

     1.11 "Assignment and Assumption Agreement" shall have the meaning set forth in Section 2.1(iii) hereto.

     1.12   "Basket" shall have the meaning set forth in Section 11.2(a) hereto.

     1.13 "Business" shall have the meaning set forth in the second recital hereto.

     1.14   "Cash" shall mean cash and all cash equivalents.

     1.15   "Category A License  Agreements" shall have the meaning set forth in
            Schedule 4.11(a) hereof.

     1.16   "Category B License  Agreements" shall have the meaning set forth in
            Schedule 4.11(a) hereof.



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     1.17   "Category C License  Agreements" shall have the meaning set forth in
            Schedule 4.11(a) hereof.

     1.18 "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     1.19   "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.20 "Collectible Accounts Receivable" shall mean (a) the Company's Accounts Receivable which at the time of the Merger are within (i) 120 days of the date of invoice or (ii) 180 days of the date of invoice for those account debtors set forth in Schedule 1.20, and
            (b) those other Accounts Receivable which Parent and Subsidiary elect in their sole discretion to include in Collectible Accounts Receivable, in accordance with Section 7.10 hereof.

     1.21 "Company" shall have the meaning set forth in the opening paragraph hereto.

     1.22 "Company Agreement" shall have the meaning set forth in Section 4.8(d) hereto.

     1.23   "Company Authorizations" shall have the meaning set forth in Section
            4.14 hereto.

     1.24 "Company Common Stock" shall have the meaning set forth in the second recital hereto.

     1.25 "Company Employee Plan" shall have the meaning set forth in Section 4.18(a)(ii) hereto.

     1.26 "Company's Intellectual Property" shall have the meaning set forth in Section 4.12(a) hereto.

     1.27 "Company's Schedules" shall have the meaning set forth in the governing language of Article IV.

     1.28   "Confidential  Material" shall have the meaning set forth in Section
            9.2 hereto.

     1.29 "Contracts" shall have the meaning set forth in Section 4.7(iii) hereto.

     1.30   "DOL" shall have the meaning set forth in Section 4.18(c) hereto.

     1.31 "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization as determined in accordance with GAAP.

     1.32 "Employee" shall have the meaning set forth in Section 4.18(a)(iii) hereto.

     1.33 "Employee Agreement" shall have the meaning set forth in Section 4.18(a)(iv).



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



     1.34 "Equipment" shall have the meaning set forth in Section 4.11(b) hereto.

     1.35 "Equity Recipients" shall have the meaning set forth in Section 2.2(a) hereto.

     1.36 "ERISA" shall have the meaning set forth in Section 4.18(a)(i) hereto.

     1.37 "Escrow Account" shall have the meaning set forth in Section 2.6(a) hereto.

     1.38 "Escrow Agent" shall have the meaning set forth in Section 2.6(a) hereto.

     1.39 "Escrow Agreement" shall have the meaning set forth in Section 2.6(c) hereto.

     1.40 "Escrow Amount" shall have the meaning set forth in Section 2.6(a) hereto.

     1.41 "Escrowed Securities" shall have the meaning set forth in Section 2.5(a) hereto.

     1.42   "Estimated Net Liability  Value" shall have the meaning set forth in
            Section 2.3 hereto.

     1.43 "Excluded Assets" shall have the meaning set forth in Section 4.7 hereto.

     1.44   "Excluded  Liabilities"  shall have the meaning set forth in Section
            2.1 hereto.

     1.45   "Final  Adjustment  Report"  shall  have the  meaning  set  forth in
            Section 2.4(a) hereto.

     1.46   "Final  Adjustment  Report Date" shall have the meaning set forth in
            Section 2.4(a) hereto.

     1.47   "Final  Escrow  Release  Date"  shall have the  meaning set forth in
            Section 2.6(a)(ii) hereto.

     1.48.  "GAAP" shall have the meaning set forth in Section 2.4(c) hereto.

     1.49   "Governmental  Entity"  shall have the  meaning set forth in Section
            4.6 hereto.

     1.50 "Hazardous Materials" shall have the meaning set forth in Section 4.17(a) hereto.

     1.51 "Holdback Amount" shall have the meaning set forth in Section 2.3 hereto.

     1.52 "Indemnification Amount" shall have the meaning set forth in Section 2.6(a) hereto.

     1.53 "Indemnification Notice" shall have the meaning set forth in Section 11.2(b) hereto.

     1.54   "Initial  Escrow  Release  Date" shall have the meaning set forth in
            Section 2.6(a)(ii) hereto.



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



     1.55   "Insurance  Policies"  shall have the  meaning  set forth in Section
            4.20 hereto.

     1.56 "Intellectual Property" shall have the meaning set forth in Section 4.12(a) hereto.

     1.57   "IRS" shall have the meaning set forth in Section 4.18(a)(v) hereto.

     1.58 "Joint Venture" shall mean that the joint venture between Amari and Dick Brescia Associates, Inc. with respect to production and syndication of one or more radio programs.

     1.59 "Liens" shall have the meaning set forth in Section 4.9(b)(v) hereto.

     1.60 "Loss" and "Losses" shall have the meaning set forth in Section 11.2(a) hereto.

     1.61 "Loss Cap" shall have the meaning set forth in Section 11.2(a) hereto.

     1.62 "Masters" shall mean all media from which Amari manufactures Recordings and Videos for sale to its customers.

     1.63 "Material Adverse Effect" shall mean any change or changes or effect or effects that individually or in the aggregate are or are reasonably likely to be materially adverse to (a) the assets of the Company and/or the Business taken as a whole or (b) the transactions contemplated by this Agreement.

     1.64 "Merger" shall have the meaning set forth in the first recital hereto.

     1.65 "Merger Balance Sheet" shall have the meaning set forth in Section 2.4(a) hereto.

     1.66   "Merger  Consideration"  shall have the meaning set forth in Section
            2.2 hereto.

     1.67 "Merger Date" shall have the meaning set forth in the first recital hereto.

     1.68 "Multiemployer Plan" shall have the meaning set forth in Section 4.18(a)(vi) hereto.

     1.69 "Net Liability Value" shall have the meaning set forth in Section 2.4(c)hereto.

     1.70 "Non-Compete Period" shall have the meaning set forth in Section 10.1(a) hereto.

     1.71   "Non-Competition  Payment"  shall  have  the  meaning  set  forth in
            Section 2.2(d) hereto.

     1.72 "Option Agreements" shall have the meaning set forth in Section 2.2(c)hereto.

     1.73 "Options" shall have the meaning set forth in Section 2.2(a)(ii) hereto.



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



     1.74 "Parent" shall have the meaning set forth in the opening paragraph hereto.

     1.75 "Parent Common Stock" shall have the meaning set forth in the first recital hereto.

     1.76   "Pension   Plan"  shall  have  the  meaning  set  forth  in  Section
            4.19(a)(vii) hereto.

     1.77 "Performance Period" shall have the meaning set forth in Section 2.5(b) hereto.

     1.78 "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government (and any agency or department thereof) or other entity.

     1.79   "Preliminary  Adjustment Report" shall have the meaning set forth in
            Section 2.4(a) hereto.

     1.80   "Pre-Merger  Balance  Sheet"  shall  have the  meaning  set forth in
            Section 2.3 hereto.

     1.81 "Pre-Merger Report" shall have the meaning set forth in Section 2.3 hereto.

     1.82 "Prepaid Expenses " shall mean all expenses and costs of the Company which, as of the Merger Date, have been paid for periods of time following the consummation of the Merger.

     1.83 "Prime Rate" shall mean the rate of interest announced publicly by Fleet National Bank in Boston, Massachusetts, from time to time, as Fleet National Bank's prime rate.

     1.84 "Put Agreement" shall have the meaning set forth in Section 2.2(b) hereto.

     1.85 "Radio Show" shall mean the syndicated radio show(s) which will be produced, distributed and aired pursuant to a joint venture between Dick Brescia Associates, Inc. and Acquisition Corp. following the Merger Date.

     1.86 "Recordings" shall have the meaning set forth in the second recital hereto.

     1.87 "Reduction Amount" shall have the meaning set forth in Section 2.3 hereto.

     1.88   "Registration  Rights Agreement" shall have the meaning set forth in
            Section 2.2(b) hereto.

     1.89   "Related  Party  Indebtedness"  shall have the  meaning set forth in
            Section 7.9 hereto.

     1.90 "Returns" shall have the meaning set forth in Section 4.9(b)(i) hereto.



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     1.91   "Saleable  Inventory"  shall mean Amari's  inventory  that (i) is in good condition and undamaged and (ii) can be sold in usual commercial channels.

     1.92 "Subsidiary" shall have the meaning set forth in the opening paragraph hereto.

     1.93   "Supplemental Schedules" shall have the meaning set forth in Section
            7.7 hereto.

     1.94 "Target Companies" shall collectively refer to the businesses acquired by Subsidiary and/or Acquisition Corp. through the acquisition of (i) substantially all of the assets of Premier Electronic Laboratories, Inc. (a/k/a Radiola) and (ii) substantially all of the assets of the Adventures in Cassettes division of Metacom, Inc.

     1.95 "Tax" or "Taxes" shall have the meaning set forth in Section 4.9(a) hereto.


                                   ARTICLE II

                              ADDITIONAL AGREEMENTS

     2.1 Liabilities and Obligations of Amari. Neither Parent nor Subsidiary shall assume or be obligated for any liabilities of Amari of any kind or nature whether the same are personal liabilities of Amari, or whether the same are liabilities of the Company which are assumed by Amari in connection with the Merger or otherwise ("Excluded Liabilities"). Without limiting the foregoing, all of the following shall be "Excluded Liabilities":

          (i) any taxes to be paid by Amari as a result of the transactions contemplated hereunder;

          (ii) any costs and expenses incurred by Amari incident to the negotiation and preparation of this Agreement (including the fees and expenses of any brokers, accountants or attorneys) and the performance and compliance with the agreements and conditions herein except as posted to the Merger Balance Sheet; and

          (iii) the liabilities of the Company assumed by Amari pursuant to the terms of an assignment and assumption agreement in the form of Exhibit A (the "Assignment and Assumption Agreement"), which are set forth on
     Schedule 2.1 hereto.

     Amari shall remain responsible for, and indemnify Parent and Subsidiary with respect to, all Excluded Liabilities. In addition, (a) any liabilities of the Company which are not set forth on the Merger Balance Sheet or disclosed on the Company's Schedules shall be deemed to be an Excluded Liability (provided, however, that any liability of the Company associated with the tax audit described on Schedule 4.9 hereto shall be an Excluded Liability) and (b) any liabilities which are set forth on the Merger Balance Sheet or disclosed on
Schedule 4.23 shall not be deemed an Excluded Liability.



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



     2.2 Payments.

     (a) Merger Consideration. In addition to the delivery of up to an aggregate of 425,000 shares of Parent Common Stock (200,000 of which will be held in escrow and released in accordance with the terms of Section 2.5 hereof) and cash in the amount of $340,000 (subject to the adjustments called for below and the deposit of the Indemnification Amount in escrow in accordance with Section 2.6 hereof), pursuant to the terms of the Agreement of Merger, on the Merger Date:

          (i) Subsidiary shall pay the Non-Competition Payment in cash; and

          (ii) Parent shall grant stock options to purchase up to One Hundred Seventy-Five Thousand shares of Parent Common Stock (100,000 of such options shall not be exercisable unless the EBITDA targets for the calendar year 2000 set forth in Section 2.5 are achieved by Subsidiary) (collectively, the "Options");

The above items of consideration are hereinafter referred to as the "Merger Consideration". The Merger Consideration shall be payable on the Merger Date as follows: (I) the Holdback Amount, if any, to the Escrow Agent, to be held in escrow as provided in Section 2.6(a); (II) the Indemnification Amount to the Escrow Agent, to be held in escrow as provided in Section 2.6(a); (III) the Escrowed Securities to the Escrow Agent, to be held in escrow as provided in
Section 2.5; and (IV) the balance of the Merger Consideration to Amari, including payment of the remaining balance of the cash portion of the Merger Consideration and delivery of the balance of the Parent Common Stock and Options to be delivered on the Merger Date to Amari and/or the person's designated on
Schedule 2.2(a) (together with Amari, the "Equity Recipients") in the amounts set forth opposite such person's name.

     (b) Parent Common Stock. The Parent Common Stock may not be sold, transferred or assigned by an Equity Recipient unless the Parent Common Stock held by such parties is registered under the Securities Act of 1933, as amended (the "Act") and any applicable state securities law or unless an exemption from such registration becomes or is available. Upon a written demand by Amari, Parent agrees to file a registration statement to register the Parent Common Stock under the Act in accordance with the terms of the registration rights agreement attached hereto as Exhibit B (the "Registration Rights Agreement") and use its reasonable efforts to include in such registration statement the 75,000 shares of Parent Common Stock which Amari would be entitled to receive if the EBITDA target set forth in Section 2.5(a) for the year 1998 is achieved by Subsidiary, subject to the approval of the Securities and Exchange Commission and the other applicable regulatory authorities. Amari shall have certain "put" rights with respect to the Parent Common Stock as set forth in the agreement with Parent attached hereto as Exhibit C (the "Put Agreement").

     (c) Options. The Options shall be granted to the Equity Recipients in accordance with their respective interests pursuant to the terms of Section 2.5 hereof and the terms of (i) an option agreement in the form of Exhibit D-1 (with respect to the Options to be


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



granted to Amari on the Merger Date), (ii) an option agreement in the form of Exhibit D-2 (with respect to the Options to be granted to Amari subsequent to the Merger Date), and (iii) an option agreement in the form of Exhibit D-3 (with respect to the Options to be granted to the other Equity Recipients) (collectively, the "Option Agreements"). All Options shall be subject to the terms of the Option Agreement pursuant to which such Options were granted.

     (d) Non-Competition Payment. In consideration of Amari's obligations set forth in Section 10.1, on the Merger Date, Subsidiary shall pay to Amari (as directed by Amari in writing) an aggregate of Ten Thousand Dollars ($10,000) in immediately available funds (the "Non- Competition Payment").

     2.3 Pre-Merger Balance Sheet. Amari shall deliver to Parent no later than seven (7) days prior to the Merger Date a balance sheet for the Company dated no later than seven (7) days prior to the Merger Date and not earlier than fourteen
(14) days prior to the Merger Date prepared in accordance with GAAP (the "Pre-Merger Balance Sheet"). Amari shall also deliver to Parent with the Pre-Merger Balance Sheet (i) a report (the "Pre-Merger Report") setting forth in reasonable detail the computation of an estimate of the Net Liability Value (the "Estimated Net Liability Value") using the financial information set forth in the Pre-Merger Balance Sheet and (ii) a copy of any back-up used by Amari in making such calculation. In determining the Estimated Net Liability Value under this Section 2.3 and the Net Liability Value under Section 2.4(c), the liabilities of the Company shall include the following, to the extent the same have not been satisfied, paid or discharged prior to the Merger Date: (i) all payments or benefits to employees or officers of the Company for calendar year 1998 pro-rated through the Merger Date, including, without limitation, all salary payments, commissions, bonuses, vacation, severance payments or other employee expenses, (ii) professional fees (including, but not limited to, the fees of Schwartz & Freeman and BD&A Certified Public Accountants, Ltd.) through the Merger Date, (iii) lease payments accrued through the Merger Date, (iv) all principal and interest accrued on indebtedness of the Company through the Merger Date, (v) provision for bad debts, product returns and obsolete assets, (vi) all taxes of the Company (including income taxes) for the period prior to the Merger Date and (vii) insurance premiums for the period prior to the Merger Date
(collectively, the "Accrued Liabilities"). Unless Parent (on behalf of itself and Subsidiary) provides specific written notice to Amari of an objection to any aspect of the Pre-Merger Report and the calculation of the Estimated Net Liability Value before the close of business on the first business day which is seven (7) calendar days after Parent's receipt thereof, the Pre-Merger Report and such calculation shall become the basis for determining the Reduction Amount, if any, and the Holdback Amount, if any. If, however, Parent, by written notice to Amari before the close of business on such business day, objects to the Pre-Merger Report and the calculation of the Estimated Net Liability Value, Parent and Amari shall discuss Parent's objections in good faith and, if they reach agreement amending the Pre-Merger Report, such amended Pre-Merger Report and the resulting calculation of Estimated Net Liability Value shall become the basis for determining the reduction to the Merger Consideration and the Holdback Amount. If, however, Parent and Amari do not reach such written agreement within seven (7) days after Parent gives such notice of objection, Parent at its sole option may (i) delay the Merger until such time as Parent and Amari reach an agreement with respect to the Pre-Merger


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



Report and the calculation of Estimated Net Liability Value; provided, however, that if no agreement is reached within fourteen (14) days after Parent gives notice of such objection, Parent may terminate the Merger, this Agreement and all obligations hereunder at its election upon written notice to Amari within fourteen (14) days after the end of such fourteen (14) day period or (ii) proceed with the Merger using Amari's Pre-Merger Report and calculation of the Estimated Net Liability Value; provided, however, that Parent and Subsidiary shall not waive any of their rights hereunder and Amari shall remain fully liable for any adjustment to the Merger Consideration calculated in accordance with Section 2.4. At the time of the Merger, if the Estimated Net Liability Value is greater than zero, the Merger Consideration shall be preliminarily reduced by the amount of the Estimated Net Liability Value (the "Reduction Amount") and Parent and Subsidiary shall hold back from the cash portion of the Merger Consideration (as reduced) an amount equal to twenty-five percent (25%) of the Estimated Net Liability Value (the "Holdback Amount") and deposit such amount with the Escrow Agent in accordance with Section 2.6.

     2.4 Merger Consideration Adjustment.

     (a) Within thirty (30) days after the Merger Date, the certified public accountants of Parent shall prepare and deliver to Amari and Steve Salutric of BD&A Certified Public Accountants, Ltd. a balance sheet (the "Merger Balance Sheet") of the Company (prepared as set forth in Section 2.4(c)) as of the Merger Date and a report (the "Preliminary Adjustment Report"), stating in reasonable detail the computation of the Net Liability Value as of the Merger Date. Unless Amari provides written notice to Parent and Subsidiary of an objection to any aspect of the Preliminary Adjustment Report before the close of business on the first business day that is fourteen (14) calendar days after Amari's receipt thereof, the Preliminary Adjustment Report shall then become binding upon the Amari, and shall be the "Final Adjustment Report", and such business day shall be the "Final Adjustment Report Date". If Amari, by written notice to Parent and Subsidiary before the close of business on such business day, objects to specific provisions of the Preliminary Adjustment Report, then the Preliminary Adjustment Report shall not become binding, and Parent (on behalf of itself and Subsidiary) and Amari shall discuss Amari's objections in good faith and, if they reach written agreement on such objections and amend the Preliminary Adjustment Report, the Preliminary Adjustment Report, as amended by such written agreement, shall become binding upon Parent, Subsidiary and Amari, and shall be the "Final Adjustment Report", and the date of such written agreement shall be the "Final Adjustment Report Date". If Parent and Amari do not reach such written agreement within thirty (30) days after Amari gives such notice of objection, Amari's objections and Parent's responses thereto shall be submitted for arbitration to Grant Thornton (the "Accounting Firm") (whose fees shall be paid as directed by the Accounting Firm in the Final Adjustment Report), which shall arbitrate the dispute and submit a written statement of its determination. Such statement, when delivered to Amari and to Subsidiary and Parent, shall be binding upon Amari, Subsidiary and Parent, and shall, together with those aspects of the Preliminary Adjustment Report as to which no objection was made, be the "Final Adjustment Report". In such case, the second business day after the date on which such statement is delivered to Amari, Subsidiary and Parent shall be the "Final Adjustment Report Date". In acting hereunder, the Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

     (b) If the Final Adjustment Report states that the Net Liability Value is zero or less than zero, the Escrow Agent shall pay to Amari from the Escrow Account an amount equal to the Holdback Amount, if any, as provided in Section
2.3 plus any interest earned thereon for the period from the Merger Date to the date of such payment and Subsidiary shall pay to Amari an amount equal to the sum of (I) the amount by which the Net Liability Value is less than zero and
(II) the Reduction Amount, if any. If the Final Adjustment Report states that the Net Liability Value is greater than zero, the Escrow Agent shall pay to (x) Subsidiary, from the Escrow Account, an amount equal to the sum of (i) the Net Liability Value specified in the Final Adjustment Report less the Reduction Amount, if any (the "Adjustment Amount") and (ii) any interest earned thereon for the period from the Merger Date to the date of such payment and (y) Amari, from the Escrow Account, an amount equal to the sum of (i) the amount, if any, by which the Holdback Amount exceeds the Adjustment Amount and (ii) interest earned thereon for the period from the Merger Date to the date of such payment. If the Adjustment Amount is greater than the Holdback Amount, the Holdback Amount shall be released by the Escrow Agent to Subsidiary and Amari shall pay to Subsidiary an amount of cash (within 7 days) equal to the Adjustment Amount less the Holdback Amount; provided, however, if Subsidiary does not receive such payment from Amari, Subsidiary retains the right to have such payment be paid out of the Escrow Amount pursuant to written notice to the Escrow Agent. If the Adjustment Amount is a negative number, the Escrow Agent shall pay to Amari the full Holdback Amount plus interest earned thereon for the period from the Merger Date to the date of such payment, and Subsidiary shall pay Amari an amount of cash (within 7 days) equal to the amount by which the Adjustment Amount is less than zero. All payments to be made in accordance with this Section 2.4(b) shall be made within seven (7) days after completion of the Final Adjustment Report. Notwithstanding anything to the contrary contained herein, any payments to be made directly by Amari or Subsidiary to the other party pursuant to this Section 2.4(b) shall begin to accrue interest at the Prime Rate plus one percent, if not paid within sixty (60) days after the Merger Date.

     (c) The term "Net Liability Value" shall mean (i) the liabilities as set forth in the Merger Balance Sheet (including the Accrued Liabilities) less (ii) the aggregate of (w) Prepaid Expenses as of the Merger Date up to $15,000, (x) Cash as set forth in the Merger Balance Sheet, (y) Collectible Accounts Receivable as of the Merger Date and (z) Saleable Inventory as of the Merger Date. It is understood and agreed by the parties hereto that, although the amounts due to Dennis Levin and Vince Amari on the Merger Date (pursuant to their respective agreements with the Company) are liabilities of the Company, those items should not be included as a "Liability" in the Net Liability Value calculation (even if the same appear on the Pre-Merger Balance Sheet or the Merger Balance Sheet). The Pre-Merger Balance Sheet and the Merger Balance Sheet shall each be prepared in accordance with generally accepted accounting principles in the United States consistently applied ("GAAP") and calculated in a manner consistent with, and using the same methods as, the Company's annual financial statements. The resolution of the disputes submitted to the Accounting Firm shall be reflected in the Final Adjustment Report for purposes of calculating the Net Liability Value.

     (d) Amari and the Company covenant and agree to provide Subsidiary, Parent and, if necessary, the Accounting Firm with all financial and other information, books and records of the Company necessary or useful to enable the Accounting Firm to prepare the Merger Balance Sheet.

     2.5 Post Merger Adjustments.

     (a) On the Merger Date two hundred thousand (200,000) shares of Parent Common Stock and Options to purchase one hundred thousand (100,000) shares of Parent Common Stock (collectively, the "Escrowed Securities"), to be delivered to Amari as part of the Merger Consideration, will be placed by Parent in escrow with the Escrow Agent and released to Amari in such amounts and at such times as provided below based on the achievement by Subsidiary of certain EBITDA targets1. Any shares of Parent Common Stock or Options not released to Amari due to a failure by Subsidiary to meet such EBITDA targets shall be returned to Parent in accordance with the provisions of subsections (b) and (c) below.

          PERFORMANCE PERIOD                  EBITDA TARGETS                        ESCROWED SECURITIES
                                                                                       TO BE RELEASED
January 1, 1998 - December               EBITDA in excess of                      75,000 shares
31, 1998                                 $700,000
---------------------------------------------------------------------------------------------------------------
January 1, 1999 - December               EBITDA in excess of                      50,000 shares
31, 1999                                 $900,000
                                         EBITDA in excess of                      additional 75,000 shares for
                                         $1,100,000                               a total of 125,000 shares for
                                                                                  1999
---------------------------------------------------------------------------------------------------------------
January 1, 2000 - December               EBITDA in excess of                      50,000 Options
31, 2000                                 $1,150,000
---------------------------------------------------------------------------------------------------------------
                                         EBITDA in excess of                      additional 50,000 Options
                                         $1,350,000                               for a total of 100,000
                                                                                  Options for 2000
---------------------------------------------------------------------------------------------------------------

     (b) Subject to the conditions set forth herein, within ninety (90) days after the end of each performance period as set forth in Section 2.5(a) above (each"Performance Period"), Parent shall deliver to Amari documents showing the calculation of EBITDA along with a calculation of the number of shares or Options, if any, to be released to Amari from escrow with respect to the

--------
(1) Note: The EBITDA target for the fiscal year ending December 31, 1998 shall be based on the aggregate of the Company's earnings through and including the Merger Date and the earnings of Subsidiary and Acquisition Corp. after the Merger Date through and including December 31, 1998 attributable to the Business, the interest in the Joint Venture and the business acquired in the acquisition of all of the assets of Buffalo Production, Inc. The EBITDA targets for each subsequent fiscal year shall be based upon all of Subsidiary's and Acquisition Corp.'s earnings for such periods, which shall include without limitation all earnings pertaining to: (i) Acquisition Corp.'s interest in the Radio Show; (ii) the Target Companies, if acquired by Parent, Subsidiary or an affiliate of Parent or Subsidiary; and (iii) the business attributable to the assets of Buffalo Productions, Inc., purchased by Acquisition Corp.

applicable Performance Period preceding the payment date. If any shares of Parent Common Stock or Options are not released to Amari for such period (due to the failure to reach the prescribed EBITDA thresholds), such shares or Options shall be immediately released by the Escrow Agent to Parent, subject to the provisions of the Escrow Agreement.

     (c) For all purposes contemplated in this Agreement (and all related agreements), Subsidiary and Parent agree to calculate EBITDA in a manner consistent with the current accounting practices of the Company, including all accruals and other adjustments required to be reported in accordance with GAAP. For purposes of calculating EBITDA hereunder, there will be no inter-company charges -- such as management fees -- charged to Subsidiary by Parent. The costs incurred and the consideration paid by Parent, Subsidiary and/or Acquisition Corp. in connection with the acquisition of the Target Companies shall not be charged against EBITDA for purposes of this Agreement, nor shall the professional fees of either party (in connection with the Merger and related transactions) or the items of cash and stock paid to Vince Amari and Dennis Levin at the Merger Date, be charged against EBITDA for purposes hereof. For the purpose of calculating EBITDA for 1998, Amari shall be deemed to have received a total of $300,000 in compensation from the Company and Subsidiary in 1998 (notwithstanding the actual amount of his compensation for such year). Amari shall have the right to review the information upon which the determination of EBITDA, for any applicable period, was made, and shall have the right to review all work papers relating to the determination of EBITDA. If Amari, by written notice to Parent before the close of business on the thirtieth (30th) business day following delivery of the calculation, objects to any aspect of such calculation, then the calculation shall not become binding, and Parent (on behalf of itself and Subsidiary) and Amari shall discuss Amari's objections in good faith and, if they reach agreement regarding the calculation, then the calculation, as may be amended by the parties in writing, shall become the determination of EBITDA for the applicable Performance Period. If Parent and Amari do not reach such agreement within twenty (20) days after Amari gives such notice of objection, then the release from escrow of those Escrowed Securities that Amari claims should remain in escrow shall be suspended until a final determination shall have been reached, and Amari's objections and Parent's responses thereto shall be submitted for arbitration to the Accounting Firm (whose fees shall be paid as directed by the Accounting Firm in its written adjudication), which shall arbitrate the dispute and submit a written statement of its adjudication, which statement, when delivered to Amari and to Parent and Subsidiary, shall become binding upon Amari, Parent and Subsidiary, and shall become the determination of EBITDA for the applicable Performance Period.

     (d) Notwithstanding anything to the contrary contained herein, if for any reason Parent, Subsidiary and/or Acquisition Corp. do not consummate the acquisition of the Target Companies within six (6) months after the Merger Date, the 1999 and 2000 EBITDA thresholds set forth in Section 2(a) above shall be reduced as follows: (i) if the assets of the Adventures in Cassettes division of Metacom, Inc. are not acquired, the EBITDA numbers set forth above shall be reduced, across the board, by $200,000; and (ii) if the assets of Premier Electronic Laboratories, Inc. (a/k/a Radiola) are not acquired, the EBITDA numbers set forth above shall be reduced, across the board, by $100,000.

     (e) Pursuant to the terms of Section 6.7 of the Amari Employment Agreement, which are incorporated herein by reference, under certain conditions, the Escrowed Securities may be released to Amari without regard to the EBITDA targets set forth in this Section 2.5 hereof.

     (f) All shares of Parent Common Stock included in the Escrowed Securities shall include the following legend (as well as the legend set forth in Section 4.22):

          "THESE  SECURITIES  ARE SUBJECT TO THE  RESTRICTIONS  ON TRANSFER  SET
          FORTH IN ARTICLE II OF THAT CERTAIN SUPPLEMENTAL AGREEMENT DATED DECEMBER __, 1998 AMONG AUDIO BOOK CLUB, INC., CLASSIC RADIO HOLDING CORP., RADIO SPIRITS, INC. AND CARL AMARI."

Once the shares are released from escrow, Parent shall issue new stock certificates without this legend.

     2.6 Escrow Account.

     (a) On the Merger Date, Subsidiary will deposit out of the cash portion of the Merger Consideration an amount (the "Escrow Amount") equal to the sum of (I) the Holdback Amount to be used for the payment to Parent of the Adjustment Amount, if any, pursuant to Section 2.4(b) and (II) the amount of One Hundred Fifty Thousand Dollars ($150,000) to be applied against indemnifications by Amari pursuant to Section 11.2 of this Agreement (the "Indemnification Amount"), into an interest bearing escrow account (the "Escrow Account") with Frankfurt, Garbus, Klein & Selz, P.C. (the "Escrow Agent"). The Escrow Amount shall be invested in accordance with the terms of the Escrow Agreement. The Escrow Amount and interest thereon shall be applied in accordance with the balance of this
Section 2.7, as follows:

          (i) Within five (5) business days after the Final Adjustment Report Date provided for in Section 2.5(a), Escrow Agent shall make payments provided for in Section 2.4(b).

          (ii) On the date which is one (1) year after the Merger Date (the "Initial Escrow Release Date"), the Escrow Agent shall pay to Amari (I) the Indemnification Amount less the sum of (x) $75,000, (y) any amounts actually paid to Parent or Subsidiary pursuant to Section 11.2 hereof and (z) the amount Parent or Subsidiary shall advise the Escrow Agent and Amari in writing prior to the Initial Escrow Release Date that Parent or Subsidiary, as the case may be, reasonably deems appropriate to retain as provided in Section 2.6(a)(iii) plus (II) any interest earned on the amounts set forth in (I), and on the date which is two (2) years from the Merger Date (the "Final Escrow Release Date"), the balance of the Indemnification Amount less the amount Parent or Subsidiary shall advise the Escrow Agent and Amari in writing prior to the Final Escrow Release Date that Parent or Subsidiary, as the case may be, reasonably deems appropriate to retain as provided in Section 2.6(a)(iii) shall be paid to Amari by Escrow Agent plus any interest earned on the difference between such amounts;

          (iii) If at any time allegations have been made by anyone, including, without limitation, Subsidiary or Parent, which include a written basis for such allegations set forth in reasonable detail and reasonably related supporting documentation and, if true, would be subject to indemnification by Amari under and in accordance with the provisions of Section 11.2 or if at any time there are any other reasonable grounds (of which Subsidiary or Parent has given written notice to Amari) for believing that facts or circumstances exist which could give rise to any claim subject to such indemnification, then, provided Subsidiary or Parent has first provided Amari and the Escrow Agent with a copy of such written allegations and documentation, Parent shall have the right to direct the Escrow Agent to retain in the Escrow Account an amount which shall not exceed the sum of
     (i) the amount of such claim and (ii) an amount to cover the reasonable legal fees and expenses in connection with such claim, to cover the possible amounts for which Parent and Subsidiary are being indemnified pursuant to Section 11.2 hereof, such amount to be retained in the Escrow Account until such allegations or other reasonable grounds have been finally adjudicated or settled. Without releasing Amari from its obligations pursuant to Section 11.2 hereof, Parent and Subsidiary shall cover the first amounts to be indemnified pursuant to Section 11.2 from the amounts in the Escrow Account.

     (b) On the Merger Date, the Escrowed Securities shall be delivered to the Escrow Agent and held in the Escrow Account until such time as such Escrowed Securities shall be released to Amari and/or Parent as the case may be, in accordance with Section 2.5 of this Agreement and the terms of the Escrow Agreement.

     (c) Other terms and conditions applicable to the Escrow Account shall be as set forth in escrow agreement (among Subsidiary, Parent, Amari and the Escrow Agent substantially in the form of Exhibit E, the "Escrow Agreement").


                                   ARTICLE III

                                   THE MERGER

     3.1 The Merger. The closing of the Merger shall be held at the offices of Parent's lender or such lender's counsel on the Merger Date. Subsidiary, Parent and Amari hereby agree to use all reasonable efforts to cause the fulfillment, at or prior to Merger, of each of the Merger conditions within its control set forth in Article VIII hereof.

     3.2 Deliveries at the Merger by Amari. On the Merger Date, Amari shall deliver or cause to be delivered to Parent and Subsidiary the following:

          (a) the stock certificates representing all of the issued and outstanding shares of Company Common Stock, free and clear of all liens, charges, encumbrances and security interests whatsoever; and

          (b) all other documents, certificates, instruments or writings required by Parent and Subsidiary to be delivered by Amari at or prior to the Merger Date pursuant to this Agreement or otherwise required in connection herewith.

     3.3 Deliveries at the Merger by Parent and Subsidiary. At the Merger, Parent and Subsidiary shall deliver the following:

          (a) to Amari:

               (i) a wire transfer(s) for that portion of the Merger Consideration payable to Amari pursuant to Section 2.2(a) and in accordance with the wire instructions set forth on Schedule 3.3(a)(i) hereto;

               (ii) a wire transfer in the amount of the Non-Competition Payment payable to Amari pursuant to Section 2.2(d) and in accordance with the wire instructions set forth on Schedule 3.3(a)(i) hereto;

               (iii) stock certificates for all of the Parent Common Stock to be issued on the Merger Date and not held in escrow;

               (iv)  Option  Agreements  for the  Options  granted on the Merger
          Date;

               (v) all other documents, certificates, instruments or writings required by Amari to be delivered by Parent or Subsidiary at or prior to the Merger Date pursuant to this Agreement or otherwise required in connection herewith; and

          (b) to the Escrow Agent, a wire transfer in the amount of the Escrow Amount to be deposited into the Escrow Account pursuant to Section 2.6(a) and in accordance with the wire instructions set forth on Schedule 3.3(b) and the Escrowed Securities.


                                   ARTICLE IV

                               REPRESENTATIONS AND
                       WARRANTIES OF THE COMPANY AND AMARI

     The Company and Amari, hereby jointly and severally represent and warrant to Parent and Subsidiary as of the date hereof and as of the Merger Date, subject to such exceptions as are specifically disclosed in the disclosure schedules (referencing the appropriate section and paragraph numbers) supplied by the Company and Amari to Parent and Subsidiary (the "Company's Schedules") and dated as of the date hereof, as follows:

     4.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. The Company has the corporate power to own its properties and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the Company's business activities and/or assets would require such qualification. The Company has delivered a true and correct copy of the Certificate of Incorporation and Bylaws of the Company, as amended to date, to Subsidiary. Schedule 4.1 lists the directors and officers of the Company and the jurisdictions in which the Company is qualified to do business. The operations now being conducted by the Company have not been conducted under any name other than Radio Spirits, Inc.

     4.2 The Company Common Stock. Amari has good and valid title to the all of the issued and outstanding shares of the Company Common Stock, free and clear of any liens, claims, encumbrances, security interests, options, charges or restrictions of any kind, other than as provided hereunder, or as set forth on
Schedule 4.2. Other than this Agreement or as set forth on Schedule 4.2, the shares of the Company Common Stock are not subject to any voting trust agreement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Company Common Stock. No State of Illinois stock transfer taxes are due as a result of the Merger.

     4.3 Capital Structure of the Company.

     (a) The authorized capital stock of the Company consists of 1,000 shares of the Company Common Stock, of which 500 shares of the Company Common Stock are issued and outstanding and wholly-owned by Amari. Additionally, 500 treasury shares are currently pledged in escrow (as described in the third recital hereto) and will be released from escrow at the time of the Merger and returned to the Company. The shares of the Common Stock are duly authorized and validly issued and nonassessable.

     (b) Except as set forth in Schedule 4.3(b), the Company has not adopted or maintained any stock option plan or other plan providing for equity compensation of any person. There are no options, warrants, calls, subordinated debentures, debentures, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of such party or obligating such party to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Schedule 4.3(b), as of the date hereof there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. Except as attached hereto as Schedule 4.3(b), there are no voting trusts, proxies, or other agreements or understandings to which Amari or the Company is a party with respect to the Company Common Stock. Except as set forth in Schedule 4.3(b), there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote.

     4.4 Equity Interests. Except as set forth on Schedule 4.4, the Company does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership, limited liability company or other Person and the Company is not a member of or participant in any partnership, limited liability company, joint venture or similar Person.

     4.5 Authority. The Company has all requisite corporate power and authority to enter into this Agreement, and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and Amari and constitutes the valid and binding obligation of the Company and Amari, enforceable in accordance with its terms.

     4.6 No Conflict. Except as set forth on Schedule 4.6, the execution, delivery and performance of this Agreement by the Company and Amari do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit or creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of the Company under (i) any provision of the Articles of Incorporation or By-laws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation to which the Company or Amari is a party or by which any of the properties or assets of the Company are bound. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party is required by or with respect to the Company or Amari in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 4.6.

     4.7 Assets of the Company. Set forth on Schedule 4.7 is a list of all of the assets and properties of the Company, including, without limitation, all assets of the Company used in, useful to and/or related to the Business (except for those assets set forth on Schedule 4.7 under the heading "Excluded Assets" which will be assigned to Amari on the Merger Date in accordance with the terms of an Assignment and Assumption Agreement between Parent and

Subsidiary, on the one hand, and Amari, on the other hand (the "Assignment and Assumption Agreement")), which shall include (but not be limited to) the following:

          (i) the Company's Cash;

          (ii) the Collectible Accounts Receivable of the Company and other evidences of indebtedness owing to the Company;

          (iii) licenses, commitments, obligations, development or distribution agreements, joint venture agreements, or other contracts, agreements or instruments to which the Company is a party or receives a benefit, whether written or oral, and rights thereunder, including without limitation, the licenses pursuant to which the Company has acquired the rights necessary to distribute the Recordings not otherwise in the public domain (collectively, the "Contracts");

          (iv) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights of the Company obtained from governments and governmental agencies necessary for the operation of the Business,

          (v) tangible personal property, including without limitation all supplies owned by the Company, Saleable Inventory, work-in-process and the equipment owned or leased by the Company;

          (vi) business and financial records (including its corporate minute books), books, ledgers, files, plans, documents, correspondence, specifications, creative materials, advertising and promotional materials, marketing materials, conference materials, database materials, subscriber lists, customer lists, mailing lists, supplier lists, equipment repair, maintenance or service records, and all other printed or written materials whether written or electronically stored or otherwise recorded other than the Company's corporate books and records;

          (vii) Prepaid Expenses;

          (viii) the Company's goodwill;

          (ix) the benefit of all right, title and interest of the Company (including without limitation the right to manage any such claims or causes of action) to claims, causes of action, deposits, refunds (excluding any tax refunds related to tax periods through the Merger Date), rights of recovery and/or set-off and rights of recoupment and to insurance policies and amounts payable thereunder;

          (x) the Company's patents, patent applications, copyrights, trademarks, service marks, trade names (including, without limitation, "Radio Spirits" and any variation thereof), trade secrets, proprietary information, software, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other intellectual property of the Company and all things authored, collected, created, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice and that pertain to or are used in the Business or that are relevant to an understanding or to the development of the Business, whether tangible or intangible, in any stage of development, including without limitation, all goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder;

          (xi) the rights in and to the Internet domain names registered in the name of Amari and the content and Intellectual Property included in the websites corresponding to such domain names;

          (xii) all telephone numbers, e-mail addresses and other communications addresses of the Company; and

          (xiii) the right, title and interest of the Company in the Production Assistance and Marketing Agreement between the Company and the Joint Venture and all other rights, if any, the Company may have in the radio shows produced or aired by the Joint Venture.

Notwithstanding anything to the contrary contained herein, the assets of the Company for purposes of this Agreement do not include the items set forth on
Schedule 4.7 under the heading "Excluded Assets" (the "Excluded Assets") and Parent and Subsidiary shall have no rights to such items as a result of the transactions contemplated hereunder.

     4.8 No Material Changes. Except as set forth in Schedule 4.8, since May 1, 1998 there has not been, occurred or arisen any of the following in connection with the Business:

          (a) amendment or change to the Articles of Incorporation or By-laws of the Company;

          (b) any material decrease in the dollar value of the Accounts Receivable taken as a whole;

          (c) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (d) any agreement, contract, lease or commitment (collectively a "Company Agreement") or any extension or modification of the terms of any Company Agreement which (i) involves the payment by the Company of greater than $25,000 per annum or (ii) involves any payment or obligation to any affiliate of the Company other than in the ordinary course of business as conducted on that date and consistent with past practices;

          (e) the commencement or notice or, to Amari's knowledge, threat of commencement, of any lawsuit or proceeding against or, to the Amari's knowledge, investigation of, the Company or the Business;

          (f) notice of any claim of ownership by a third party of Company's Intellectual Property (as defined in Section 4.2 below) or of infringement by Company of any third party's Intellectual Property rights; or

          (g) any transaction, event or condition of any character that has or could be reasonably be expected to have a Material Adverse Effect.

     4.9 Tax and Other Returns and Reports.

     (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) Tax Returns and Audits. Except as set forth in Schedule 4.9:

          (i) The Company has prepared and filed, or will prepare and file, all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") required to be filed on or prior to the Merger Date or with respect to any period up to the Merger Date and such Returns shall be true and correct in all material respects and shall have been completed in accordance with applicable law;

          (ii) The Company is not delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on, or extending the period for the assessment or collection of, any such Tax;

          (iii) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination;

          (iv) The Company has no liability for unpaid federal, state, local or foreign Taxes, whether asserted or unasserted, contingent or otherwise, other than liability for taxes not yet due and payable, and the Company has no knowledge of any reasonable basis for the assertion of any additional liability for Taxes attributable to such party, its business or its assets or operations;

          (v) There are (and as of  immediately  following the Merger there will
     be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any type or nature (collectively, "Liens") on any assets of the Company relating to or attributable to Taxes, other than liens for personal property, sales, payroll and other taxes not yet due and payable; and

          (vi) The Company is not, nor has it been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     4.10 Restrictions on Business  Activities.  Except as set forth in Schedule
4.10 there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding on such party which has or could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by such party or the conduct of its business, and the Company has not entered into any agreement under which such party is restricted from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     4.11 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

     (a) The Company has good and valid title to all of the assets of the Company (other than licensed properties) free and clear of any Liens, except as reflected in Schedule 4.11(a) and except for such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from or interfere with, the value or present use, of the property subject thereto or affected thereby. With respect to the licensed properties, Amari makes the following representations and warranties:

          (i) the Company has good and valid title to the Category A License Agreements free and clear of any Liens, except as reflected in Schedule 4.11(a) and except for such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from or interfere with, the value or present use, of the property subject thereto or affected thereby;

          (ii) as to the Category B License Agreements, no person or entity other than the licensors would be able to successfully assert valid ownership rights to the Programs licensed under the Category B License Agreements that would prevent the Company from exploiting the licensed Programs; and

          (iii) as to the Category C License Agreements, the Company entered into such license agreements upon a good faith determination that the licensors are, to the knowledge of Company and Amari, the owners of the Programs licensed under the Category C License Agreements.

     (b) Schedule 4.11(b) lists each item of equipment used by the Company in its business with a value of $500 or more and any other items of personal property that are material to such business and used by such party in its Business (collectively, the "Equipment"). The Equipment is owned or leased by the Company (as indicated on Schedule 4.11(b)), and is (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, subject to normal wear and tear.

     4.12 Intellectual Property.

     (a) For the purposes of this Agreement, the following terms have the following definitions:

          "Intellectual Property" shall mean any or all of the following and all rights associated therewith: (i) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (ii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith; (iii) all Internet domain names and any registrations and applications therefor and telephone numbers; (iv) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded and all documentation related to any of the foregoing; (v) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (vi) all industrial designs and any registrations and applications therefor; and (vii) all domestic and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, continuations and continuations-in-part thereof.

          "Company's Intellectual Property" shall mean any Intellectual Property that: (i) is owned by or licensed to the Company or (ii) which is necessary to the operation of the Business as it is currently operated, which includes all rights in and to "The Old Time Radio Club of America".

     (b) Schedule  4.12(b) lists (i) all of the  following  held by the Company:
(1) U.S. and foreign registered trademarks, trademark applications, service marks, service mark applications, intent to use applications, and domain name registrations, (2) U.S. and foreign registered copyrights and applications for copyright registration, (3) U.S. and foreign patent and patent applications; and
(ii) any other of the Company's Intellectual Property that is the subject of an application, certificate or registration issued by any state, government or other public legal authority.

     (c) The registrations of the Intellectual Property listed on Schedule 4.12(b) are valid and subsisting in the Company's name.

     (d) Except as set forth in Schedule 4.12(d), (i) no Person has any rights to use any of Company's Intellectual Property, which is owned by the Company or exclusively licensed to the Company under a Category A License Agreement and any mailing lists and/or customer lists; and (ii) the Company has not granted to any Person, nor authorized any Person to retain any of the Company's rights in Company's
Intellectual Property. Except as set forth in Schedule 4.12(d), to Amari's knowledge, no Person has any rights to use any of Company's Intellectual Property, which is exclusively licensed to the Company under the Category B License Agreements or Category C License Agreements.

     (e) Except as set forth on Schedule 4.12(e), (i) the Company owns and has good and exclusive title to each item of Intellectual Property attributable to the Company listed on Schedule 4.12(b), free and clear of any lien or encumbrance; and

     (f) All of the Company's Intellectual Property licensed by the Company is set forth on Schedule 4.12(f). The Company has the right to use all of the Company's Intellectual Property licensed to the Company under the Category A License Agreements pursuant to a valid Contract. To the best of Amari's knowledge, the Company has the right to use all of the Company's Intellectual Property licensed to the Company under Category B License Agreements and Category C License Agreements. Additionally, as to the Category B License Agreements, Amari and the Company jointly and severally represent and warrant that, to his/its knowledge, such licenses are valid and enforceable against the licensor in accordance with their terms.

     (g) As of the Merger Date, the operation of the Business has not infringed the Intellectual Property rights, rights of privacy or publicity or any other personal or property rights of any other Person and, to the extent the Company has infringed (through and including the Merger Date) any such rights, Amari shall fully indemnify and defend Parent and Subsidiary and their respective officers, directors and affiliates in accordance with Section 11.2 from and against any such infringement; provided, however, in the event of fraud or a willful non-disclosure by the Company and/or Amari with respect to such infringement, Amari's indemnification shall cover any Losses due to an infringement by Parent, Subsidiary or their respective officers, directors, and affiliates after the Merger Date (except to the extent Parent or Subsidiary continues any infringing activities after becoming aware of same). Absent fraud or a willful non-disclosure on the part of the Company and/or Amari, Parent and Subsidiary shall bear the responsibility for any infringements of the Intellectual Property rights, rights of privacy or publicity or any other personal or property rights of any other Person which occur after, or continue beyond (but only to the extent of such continuation), the Merger Date and Parent and Subsidiary shall fully indemnify and defend Amari and his heirs, executors, successors and assigns in accordance with Section 11.3 from and against the same.

     (h) The Company has not received a notice from a third party alleging any infringement of the Intellectual Property rights, rights of privacy or publicity or any other personal or property rights of any other Person.

     (i) Except as listed on Schedule 4.12(i), there are no contracts, licenses or agreements between the Company and any other person with respect to Company's Intellectual Property pursuant to which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

     (j) Except as listed on Schedule 4.12(j), to the knowledge of the Company, no person is infringing or misappropriating any of Company's Intellectual Property.

     4.13 Agreements, Contracts and Commitments.

     (a) Except as set forth on Schedule 4.13(a), the Company is not a party to, or bound by, any of the following in connection with the Business:

          (i) any agreements or arrangements that contain any severance pay or post-employment obligations with respect to any employee;

          (ii) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

          (iii) any fidelity or surety bond or completion bond;

          (iv) any agreement of indemnification or guaranty;

          (v) any purchase order or contract for the purchase of materials involving $10,000, individually, or $50,000 in the aggregate;

          (vi) any distribution, joint marketing or development agreement; or

          (vii) any other agreement, contract or commitment that involves $10,000 or more or is not cancelable without penalty within thirty (30) days.

     (b) The Company has not breached, violated or defaulted under, or received written notice that the Company has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment to which the Company is a party or by which it is bound with respect to its business or its assets, which breach, violation or default would have a Material Adverse Effect. To the Company's and Amari's knowledge, each such agreement, contract or commitment is in full force and effect in accordance with its terms. The Company is in compliance with, and has not breached any contract, license or agreement to which it is a party or by which it is bound with respect to its business or its assets or by which its assets are bound, and, to the knowledge of the Company and Amari, the Company and all other parties to all such contracts, licenses and agreements are in compliance with, and have not breached any of such contracts, licenses or agreements. Following the Merger Date, Subsidiary will be permitted to exercise all of rights of the Company under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which such party would otherwise be required to pay for periods subsequent to the

Merger Date.

     (c) The contracts, licenses and agreements listed on Schedule 4.13(c) are all contracts, licenses and agreements, that involve $10,000 or more or are not cancelable without penalty within thirty (30) days, to which the Company is a party which still require performance of services or other obligations, including without limitation, indemnification, non-compete and non-disclosure obligations, delivery of materials or ongoing royalties or similar payments, either by such party or to the benefit of such party, other than "shrink wrap" and similar commercial end-user licenses. To the knowledge of the Company and Amari, the contracts, licenses and agreements listed on Schedule 4.13(c) are in full force and effect in accordance with its terms. Provided that the consents to assignment requested by Parent and Subsidiary have been obtained, to the knowledge of the Company and Amari the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the contracts, licenses and agreements listed on Schedule 4.13(c).

     4.14 Governmental Authorization. To the knowledge of the Company and Amari,
Schedule 4.14 lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (herein collectively called "Company Authorizations") (i) pursuant to which such party currently operates or holds any interest in any of its assets or (ii) which is required for the operation of the its business or the holding of any such interest in its assets. All such Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct the Business or hold any interest in its assets.

     4.15 Litigation. Except as set forth on Schedule 4.15, (a) there is no action, suit or proceeding, or warranty or indemnity claim of any nature pending, or to the knowledge of the Company or Amari, threatened against the Company, its assets or the Business; (b) there is no investigation pending or, to the knowledge of the Company and Amari, threatened against the Company, its assets or its business by or before any Governmental Entity; and (c) no Governmental Entity has at any time challenged or questioned the legal right of the Company to produce, offer or sell any of its products or services in the present manner or style thereof.

     4.16 Accounts Receivable; Inventory.

     (a) The Company has made available to Subsidiary a list of all accounts receivable of the Company with respect to the Business (the "Accounts Receivable"), including Collectible Accounts Receivables, along with a range of days elapsed since invoice.

     (b) All of the Collectible Accounts Receivable of the Company arose in the ordinary course of business for valid consideration and are in their entirety valid accounts receivable which are carried at values determined in accordance with GAAP. Except as set forth on Schedule 4.16(b), no person has any Lien on any of such Collectible Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Collectible Accounts Receivable.

     (c) All of the inventory of the Company is not damaged and is in good and saleable condition. No inventory of the Company has been sold at (i) more than fifty-five percent (55%) off when sold at retail or (ii) more than seventy percent (70%) off when sold at wholesale.

     4.17 Environmental Matters.

     (a) Hazardous Material. The Company has not (i) operated any underground storage tanks at any property that it has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, ureaformaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws ("Hazardous Materials"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that it has at any time owned, operated, occupied or leased.

     (b) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company or Amari, threatened concerning any Hazardous Materials. Neither the Company nor Amari is aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability or require such party to have any environmental approval, permit, license, clearance or consent for the conduct of its business as currently conducted.

     4.18 Employee Matters and Benefit Plans.

     (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          (i) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

          (ii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by the Company for the benefit of any "Employee" (as defined below), and pursuant to which the Company has or may have any material liability, whether contingent or otherwise;

          (iii) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or;

          (iv) "Employee Agreement" shall refer to each management, employment, severance, consulting or similar agreement or contract between either the Company and any Employee or consultant;

          (v) "IRS" shall mean the Internal Revenue Service;

          (vi) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

          (vii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

     (b) Schedule.  Schedule  4.18(b) contains an accurate and complete list of:
(i) each Employee of the Company and such Employee's current salary and bonus applicable to the current fiscal period; (ii) the Company Employee Plan; and
(iii) each Employee Agreement. The Company has no intention, plan or commitment, whether legally binding or not, to enter into or establish any new Company Employee Plan or Employee Agreement, to materially modify the Company Employee Plan or Employee Agreement (except to the extent required by law or to conform the Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Subsidiary in writing, or as required by this Agreement).

     (c) Documents. The Company has provided to Subsidiary: (i) correct and complete copies of all documents embodying or relating to the Company Employee Plan and each Employee Agreement including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for the Company Employee Plan; (iii) the two most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with the Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of the Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to the Company Employee Plan and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to the Company Employee Plan; and (viii) all material communications to any Employee or Employees relating to the Company Employee Plan.

     (d) Employee Plan Compliance. Except as set forth on Schedule 4.18(d), (i) the Company has performed in all material respects all obligations required to be performed by it under the Company Employee Plan and the Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to, ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or
Section 406 of ERISA,  has occurred with respect to the Company  Employee  Plan;
(iii) there are no actions, suits or claims pending, or, to the knowledge of the Company or Amari, threatened or reasonably anticipated (other than routine claims for benefits) against the Company Employee Plan or against the assets of the Company Employee Plan; and (iv) the Company Employee Plan can be amended, terminated or otherwise discontinued on the Merger Date or within a reasonable time thereafter in accordance with its terms, without liability to the Company, any Company Affiliate, Subsidiary or any Subsidiary Affiliate (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or Amari, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither Company nor any Company Affiliate is subject to any penalty or tax with respect to the Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

     (e) Pension Plans. The Company does not now maintain, sponsor, participate in or contribute to, nor has the Company ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

     (f) Multiemployer Plans. At no time has the Company contributed to any Multiemployer Plan.

     (g) No Post Employment Obligations. Except as set forth in Schedule 4.18(g), the Company Employee Plan does not provide, nor has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute. Except as set forth in Schedule 4.18(g), the Company is not liable to any former employee for medical benefits.

     (h) Effect of Transaction.

          (i) The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under the Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (ii) No payment or benefit which will or may be made by the Company or Subsidiary or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

     4.19 Employment Matters. (i) To the knowledge of the Company and Amari, the Company is in compliance in all material respects with all applicable foreign, federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its employees; (ii) the Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to its employees or other persons who by virtue of their activities performed on behalf of the Company may be deemed employees within the meaning of applicable law; (iii) the Company is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) the Company is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for its employees or other persons who by virtue of their activities performed on behalf of the Company may be deemed employees within the meaning of applicable law.

     (a) Labor. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company and Amari, threatened. The Company is not involved in or, to the knowledge of the Company and Amari, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. To the knowledge of the Company and Amari, the Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has the Company been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to its employees and no collective bargaining agreement is being negotiated by the Company.

     (b) No Interference or Conflict. To the knowledge of the Company and Amari, no employee or consultant of the Company or the Business is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such person's best efforts to promote the interests of the Business or that would conflict with the Business. Neither the execution, delivery nor performance of this Agreement, nor the carrying on of the Business by Subsidiary as presently conducted or proposed to be conducted will, to the knowledge of the Company and Amari, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such officers, directors, employees or consultants is now obligated.

     4.20 Insurance Policies. Schedule 4.20 sets forth a complete and correct list of all casualty, liability, business interruption, errors and omissions and other insurance policies currently in force with respect to the Company (the "Insurance Policies"), regardless of the periods to which they relate, including a description of whether such Insurance Policies are "occurrence based" or "claims made" liability policies. For each Insurance Policy, Schedule 4.20 indicates the type of coverage, the name of the insured, the insurer, the premium, the expiration date, the period to which it relates, the deductibles and the loss retention amounts and the amounts of coverage. All premiums due on the Insurance Policies have been paid in full and, to the knowledge of the Company and Amari, the Insurance Policies are in full force and effect and are valid, outstanding and enforceable. The Company is in compliance with the provisions of and conditions contained in all such policies applicable to it. No insurer under any such policy or, to the knowledge of the Company and Amari, indicated any intent to do so or to materially increase the premiums payable under or not renew any such policy. All material claims under any Insurance Policies are listed on Schedule 4.20 and have been filed in a timely fashion.

     4.21 Corporate Name. Except as set forth in Schedule 4.21, (i) the Company, to the knowledge of the Company and Amari, has the exclusive right to use "Radio Spirits" as the name of a corporation in any jurisdiction in which such party does business and (ii) the Company has not received any notice of conflict during the past two (2) years with respect to the rights of others regarding such corporate name. Except as set forth in Schedule 4.21, to the knowledge of the Company and Amari, no person is presently authorized by the Company or Amari to use the name of the Company.

     4.22 Receipt of Parent Common Stock. The Parent Common Stock that Amari, as the sole stockholder of the Company, will receive in connection with the Merger will be held by Amari for his own account for investment, without a view to, or for a resale in connection with, the distribution thereof in violation of the Act or any state securities laws and with no present intention of distributing or reselling any part thereof. Amari will not so distribute or resell any of such Parent Common Stock in violation of any such law. Amari acknowledges that the Parent Common Stock to be received by Amari have not been registered under the Act but Parent has committed to filing a registration statement pursuant to
Section 2.2(b). Amari hereby agrees that the Parent Common Stock he will receive will contain substantially the following legend until such time as the same has been registered pursuant to an effective registration statement:

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM THE REQUIREMENTS THEREOF."

     4.23 No Undisclosed Liabilities. Except as set forth in Schedule 4.23 or otherwise disclosed on the other Schedules hereto, the Company has no known liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type in excess of $2,500, individually, or $10,000 in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which (i) has not been reflected in the financial statements required to be delivered to Parent and Subsidiary pursuant to Section 7.4 and the Pre-Merger Balance Sheet, or (ii) has not arisen since January 1, 1998 in the ordinary course of the Company's business consistent with past practices; it being understood that Parent and Subsidiary shall not assume or otherwise be liable for any undisclosed liabilities of the Company or Seller.

     4.24 Financial Condition. As of the Merger Date, the EBITDA of the Company (without regard to earnings from the Joint Venture, the Target Companies and Buffalo Productions, Inc.) for the first eleven months of 1998 is greater than $600,000 and Amari hereby warrants that the EBITDA for fiscal year ending December 31, 1998, as calculated in accordance with Section 2.5, shall be in excess of $600,000.

     4.25 Compliance with Laws. To the knowledge of the Company and Amari, the Company has complied in all material respects with all, and the Company is not in violation of and it has not received any, notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     4.26 Power of Attorney. The Company has not granted any power of attorney (revocable or irrevocable) with respect to its business or its assets to any person, firm or corporation for any purpose whatsoever.

     4.27 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent, Subsidiary or their counsel and set forth on
Schedule 4.27.

     4.28 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company's Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Except as expressly set forth in this Agreement, the Schedules hereto, and the other documents and agreements delivered in connection herewith, Amari and the Company make no other representations or warranties, express or implied, in respect to the Company or any of its assets or liabilities or operations and any other representation and warranties are hereby disclaimed.


                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

     Parent and Subsidiary jointly and severally represent and warrant to the Company as of the date hereof and as of the Merger Date as follows:

     5.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where Parent's business activities and/or assets, as the case may be, would require such qualification. Subsidiary has the corporate power to own its properties and to carry on its business as now being conducted and, as of the Merger Date, will be duly qualified to do business and will be in good standing in each jurisdiction where Subsidiary's business activities and/or assets, as the case may be, would require such qualification.

     5.2 Authority. Parent and Subsidiary have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Subsidiary. This Agreement has been duly executed and delivered by Parent and Subsidiary and constitutes the valid and binding obligations of Parent and Subsidiary, enforceable in accordance with its terms.

     5.3 No Conflicts. The execution and delivery of this Agreement by Parent or Subsidiary, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit or creation of any security interest under (i) any provision of the Certificate of Incorporation or By-laws of Parent or Subsidiary or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgement, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Subsidiary or any of their respective properties and assets, except where such conflict does not have a material adverse affect on the business, assets, financial conditions or results of operations of Parent and Subsidiary taken as a whole. No consent, waiver, approval, order, or authorization of, or registration, declaration or filing with, any Governmental Entity or third party is required by or with respect to Parent or Subsidiary in connection with the execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which may be required under applicable Federal and state securities laws and such consents, waivers, authorizations, filings, approvals and registration, which if not obtained, would not have a material adverse affect on the business, assets, financial condition or results of operations of Parent and Subsidiary taken as a whole.

     5.4 Parent Common Stock. The Parent Common Stock to be issued to the stockholders of the Company upon conversion of the Company Common Stock into Parent

Common Stock in accordance  with the  provisions of the Agreement of Merger will
be  duly  authorized  and  validly  issued  and  outstanding,   fully  paid  and
nonassessable when issued.

     5.5 Brokers' and Finders' Fees. Neither Parent nor Subsidiary has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     5.6 Complete Copies of Materials. Parent and Subsidiary have delivered or made available true and complete copies of each document (or summaries of the same) that has been requested by the Company or its counsel regarding Subsidiary or the proposed acquisitions by Subsidiary or its subsidiaries.

     5.7 Representations Complete. None of the representations or warranties made by Parent or Subsidiary, nor any statements made in any certificate furnished by Parent or Subsidiary pursuant to this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Except as expressly set forth in this Agreement and the other documents and agreements delivered in connection herewith, Parent and Subsidiary make no other representations or warranties, express or implied.


                                   ARTICLE VI

                        CONDUCT PRIOR TO THE MERGER DATE

     6.1 Conduct of Business of the Company. During the period from the date of the Agreement and continuing until the earlier of the termination of this Agreement or the Merger Date, the Company agrees (except to the extent that Parent and Subsidiary shall otherwise consent in writing in advance), to carry on the Business in all material respects in the usual, regular and ordinary course in the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with the Business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the assets of the Company, including without limitation, the Company's goodwill and ongoing business at the Merger Date. The Company shall promptly notify Parent and Subsidiary of any event or occurrence involving the Company or its assets, whether or not in the ordinary course of business of the Company, which could be expected to have a Material Adverse Effect. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent and Subsidiary:

          (a) Enter into any material commitment or transaction (with a value of $25,000 or more) not in the ordinary course of business including any commitment or transaction of the type described in Section 4.6 hereof. The Company must notify, and get approval of, Parent in writing of any commitment or transaction with a value of $25,000 or more (except sales of inventory in the ordinary course of business);

          (b) Transfer to any person or entity any rights with respect to Intellectual Property of the Company except in fulfillment of Contracts in existence on the date hereof or licenses granted in the ordinary course of business;

          (c) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any material contract or agreement set forth on Schedule 4.13(a) with a value of $25,000 or more. The Company must notify, and get approval of, Parent in writing of any such amendment, modification or violation of any contracts or agreements with a value of $25,000 or more;

          (d) Commence any litigation except in the ordinary course of business;

          (e) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (f) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business;

          (g) Sell, lease, license or otherwise dispose of any of the assets of the Company, except in the ordinary course of business and consistent with past practices;

          (h) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others totaling $25,000 or more;

          (i) Grant any severance or termination pay to (i) any director or officer or (ii) any employee, except in either case payments made pursuant to written agreements or policies outstanding on the date hereof;

          (j) Other than as set forth on Schedule 6.1(j), adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any employee other than pursuant to existing contracts or incentive plans, or increase the salaries or wage rates of its employees other than pursuant to such employee's regular annual review in the ordinary course of business, which increase is not greater than four percent (4%) of such employee's then-current salary;

          (k) Other than as set forth on Schedule 6.1(k), pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities reflected on the Company's financial statements delivered to Parent and Subsidiary in accordance with Section 7.4 or in the ordinary course of business;

          (l) Enter into any material strategic alliance or joint marketing or joint venture agreement in connection with the Business; or

          (m) Take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(l) above.

     6.2 No Solicitation. Until the earlier of the Merger Date or December 31, 1998, the Company and Amari will not (and the Company will not permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent, Subsidiary or their designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company or any of its assets (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of the capital stock or assets of the Company; (b) enter into an agreement with any Person, other than Parent or Subsidiary, providing for the acquisition of the Company or any its assets (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of capital stock or assets; or (c) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its assets (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets by any Person, other than by Parent or Subsidiary. In addition to the foregoing, if the Company receives prior to the earlier of the Merger Date or December 31, 1998 any offer or proposal relating to any of the above, the Company shall immediately notify Parent and Subsidiary thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent or Subsidiary may reasonably request. Nothing herein shall prohibit the Company from selling any inventory of the Recordings in the usual, regular and ordinary course of business.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     7.1 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, in the event the Merger becomes effective, the Subsidiary shall pay all reasonable legal and accounting fees and expenses of the Company and Amari incurred in connection with the transactions contemplated hereunder (and such liabilities shall be included in the Accrued Liabilities and, therefore shall be reflected as a liability in respect of the Net Liability Value formula).

     7.2 Consents. Amari shall obtain such consents, waivers and approvals under the Contracts as may be requested by Parent or Subsidiary with the Merger (all of such consents, waivers and approvals are set forth in the Company's Schedules) so as to preserve all rights of, and benefits to, the Company and its assets. Each party hereto will use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all federal, state, and other regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

     7.3 Notification of Certain Matters. The Company and Amari shall give prompt notice to Parent and Subsidiary, and Parent and Subsidiary shall give prompt notice to the Company and Amari, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Amari or Parent and Subsidiary, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Merger Date and (ii) any failure of the Company and Amari or Parent and Subsidiary, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.3 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     7.4 The Company's Financial Statements. The Company shall deliver to Parent and Subsidiary at or prior to the Merger Date audited financial statements for the Company's fiscal years ending December 31, 1996 and December 31, 1997 and financial statements for such additional periods in 1998 as may be available by the Merger Date prepared in accordance with GAAP and with such detail and supporting documentation to enable Parent's accountants to audit such interim financial statements and provide Parent with an opinion acceptable to Parent.

     7.5 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such instruments and do and perform such acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     7.6 Tax Clearance Certificate. The parties agree to cooperate to obtain state or local tax clearance certificates relating to sales taxes, employment or employee withholding taxes and bulk sales.

     7.7 Supplements to Exhibits. The Company and Amari shall deliver to Parent and

Subsidiary, as soon as reasonably possible after they become aware thereof, but not later than at the Merger Date, supplemental schedules (the "Supplemental Schedules") updating, amending and supplementing the information required to be set forth in the Company's Schedules, so that such Schedules supplemented by the Supplemental Schedules will be true and correct as of the Merger Date as if then made.

     7.8 Books and Records. Subsequent to the Merger Date, Subsidiary shall afford to Amari and his authorized representatives reasonable access to all of the books and records of the Company as such books and records existed prior to the Merger Date, including but not limited to, financial statements, ledgers, work papers and minute books, and shall permit Amari to make extracts and copies therefrom to enable Amari to prepare tax returns. Subsidiary agrees that for a period of ten (10) years following the Merger Date none of such books and records shall be destroyed without the prior written approval of Amari.

     7.9 Related Party Indebtedness. The Company shall have the right to eliminate all indebtedness owed to the Company from parties related to Amari or the Company as set forth on Schedule 7.9 ("Related Party Indebtedness") and treat the same as compensation or other payments to Amari from the Company.

     7.10 Collection of Accounts Receivable. On or prior to the Merger Date, Parent and Subsidiary shall deliver to the Company and Amari a list of all Accounts Receivable of the Company, which do not meet the definition of Collectible Accounts Receivable but which Parent and Subsidiary elect (in their sole discretion) to include as Collectible Accounts Receivable. Set forth on
Schedule 7.10 hereto is a list of all Collectible Accounts Receivable, including all of the Accounts Receivable which Parent and Subsidiary elected to include as Collectible Accounts Receivable in accordance with this Section 7.10 (and which will be treated as Collectible Accounts Receivable in calculating Net Liability Value pursuant to Section 2.4(c)). The parties hereto agree that the account receivable of $93,033 due from the OTR Series Joint Venture shall be deemed not to be a Collectible Accounts Receivable for purposes of this Agreement. For a period of 180 days after the Merger Date, Subsidiary shall act as Amari's agent for purposes of collecting monies from any Accounts Receivable which are not, or which are not deemed to be, Collectible Accounts Receivable and ninety-five percent (95%) of the amounts collected by Subsidiary shall be paid to Amari (accounted for monthly) as additional Merger Consideration and the remaining five (5%) percent shall be retained by Subsidiary as a collection fee. The payments to Amari pursuant to this Section 7.10 shall be accompanied by a report setting forth the account debtor and the amounts received. Subsidiary shall be under no obligation to pursue collection of such Accounts Receivable. If any such Accounts Receivable remain uncollected more than 180 days after the Merger Date, Subsidiary shall transfer such remaining Accounts Receivable to Amari and he may pursue the collection thereof at his sole cost and expense.

     7.11 Due Diligence. Prior to the Merger Date, Parent and Subsidiary shall forward all information about Target Companies reasonably requested by Amari, subject to the terms of any confidentiality agreements between Parent or Subsidiary and such parties.

     7.12 Post-Merger Operations. Other than with respect to the Excluded Liabilities, Subsidiary and Parent shall be responsible for all liabilities and obligations arising or accruing after the Merger Date with respect to the ownership and operation of the Business (without in any way limiting the indemnification rights of Parent and Subsidiary provided herein). Amari shall be released from all personal guaranties pertaining to any obligation of the Company that is disclosed on (a) the Schedules attached hereto, (b) the financial statements delivered pursuant to Section 7.4, or (c) the Pre-Merger Balance Sheet (unless and to the extent such guaranties pertain to an Excluded Liability).


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

     8.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Merger Date of the following conditions:

          (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (b) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Company, Amari or the properties of the Company or any of its officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement or the Agreement of Merger.

     8.2 Additional Conditions to the Obligations of the Company and Amari. In addition to the deliveries contemplated by Section 3.3, the obligations of the Company and Amari to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Merger Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations, Warranties and Covenants. The representations and warranties of Parent and Subsidiary in this Agreement shall be true and correct in all respects on and as of the Merger Date, and each of Parent and Subsidiary shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Merger Date.

          (b) Certificate of Parent. The Company shall have been provided with a certificate from Parent executed on its behalf by an authorized officer of Parent to the effect that, as of the Merger Date:

               (i) all representations and warranties made by Parent in this Agreement are true and correct in all respects; and

               (ii) all covenants and obligations of this Agreement to be performed by Parent on or before such date have been so performed in all material respects.

          (c) Certificate of Subsidiary. The Company shall have been provided with a certificate from Subsidiary executed on its behalf by an authorized officer of Subsidiary to the effect that, as of the Merger Date:

               (i) all representations and warranties made by Subsidiary in this Agreement are true and correct in all respects; and

               (ii) all covenants and obligations of this Agreement to be performed by Subsidiary on or before such date have been so performed in all material respects.

          (d) Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the business, assets (including intangible assets), financial condition or results of operations of Parent and its subsidiaries (including Subsidiary), taken as a whole.

          (e) Escrow Agreement. Amari shall have received the Escrow Agreement in the form of Exhibit E signed by Parent, Subsidiary and Escrow Agent.

          (f) Put Agreement. Amari shall have received the Put Agreement in the form of Exhibit C signed by Parent.

          (g) Registration Rights Agreement. Amari shall have received the Registration Rights Agreement in the form of Exhibit B signed by Parent.

          (h) Amari Employment Agreement. Amari shall have received an employment agreement between Amari and Subsidiary in the form of Exhibit F signed by Subsidiary and guaranteed by Parent (the "Amari Employment Agreement").

          (i) Option Agreements. Amari shall have received the Option Agreements to which he is a party in the form of Exhibit D-1 and Exhibit D-2 signed by Parent and the other Equity Recipients shall have each received an Option Agreement in the form of Exhibit D-3. signed by Parent.

          (j) Security Agreement. Amari shall have received a security agreement pursuant to which Parent's obligations under the Put Agreement are secured in the form of Exhibit G.

          (k) Assignment and Assumption Agreement. Amari shall have received the Assignment and Assumption Agreement in the form of Exhibit A signed by Parent and Buyer.

          (l) Lease. Amari shall have received a copy of a lease for the premises currently used by the Company at 974 Estes Court, Schaumburg, Illinois in the form of Exhibit H (the "Lease") signed by Subsidiary.

          (m) Legal Opinion. The Company and Amari shall have received a legal opinion from Frankfurt, Garbus, Klein & Selz, P.C., legal counsel to Parent and Subsidiary substantially in the form of Exhibit I.

          (n) Other Acquisitions. Parent, Subsidiary and/or Acquisition Corp. shall simultaneously with the Merger consummate the purchase from Amari of all of the Assets of Buffalo Productions, Inc. and Amari's interest in the Joint Venture.

     8.3 Additional Conditions to the Obligations of Parent and Subsidiary. The obligations of Parent and Subsidiary to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Merger Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Subsidiary:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Company and Amari in this Agreement (including, without limitation, in the Supplemental Schedules) shall be true and correct in all respects on and as of the Merger Date as though such representations and warranties were made on and as of such time and the Company and Amari shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by the Company and Amari as of the Merger Date. The Supplemental Schedules shall not disclose any matter which may have a Material Adverse Effect on the Business.

          (b) Certificate of the Company. Parent and Subsidiary shall have been provided with a certificate executed by the Company to the effect that, as of the Merger Date:

               (i) all representations and warranties made by the Company in this Agreement are true and correct in all respects; and

               (ii) all covenants and obligations of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

          (c) Certificate of Amari. Parent and Subsidiary shall have been provided with a certificate executed by Amari to the effect that, as of the Merger
     Date:

               (i) all representations and warranties made by Amari in this Agreement are true and correct in all respects; and

               (ii) all covenants and obligations of this Agreement to be performed by the Amari on or before such date have been so performed in all material respects.

          (d) Material Claims or Events. There shall not have occurred any claims (whether or not asserted in litigation), or the occurrence or discovery of any event, circumstance or condition, which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Material Adverse Effect.

          (e) Third Party Consents. Any and all consents, waivers, and approvals listed on Schedule 4.6 as being a condition precedent to the Merger shall have been obtained.

          (f) Legal Opinion. Subsidiary shall have received a legal opinion from Schwartz & Freeman, legal counsel to the Company and Amari, substantially in the form of Exhibit J.

          (g) Escrow Agreement. Parent and Subsidiary shall have received the Escrow Agreement in the form of Exhibit E signed by Amari and the Escrow Agent.

          (h) Lease. Subsidiary shall have received the Lease in the form of Exhibit H signed by Carl P. Amari as sole beneficiary under a Land Trust in the name of West Suburban Bank, as trustee under the Trust Agreement dated July 15, 1998 and known as 10737.

          (i) Amari Employment Agreement. Parent and Subsidiary shall have received the Amari Employment Agreement in the form of Exhibit F signed by Amari.

          (j) The Company's Financial Statements. Parent and Subsidiary shall have received the financial statements required to be delivered to Parent and Subsidiary pursuant to Section 7.4.

          (k) Assignment and Assumption Agreement. Parent and Subsidiary shall have received the Assignment and Assumption Agreement in the form of Exhibit A signed by Amari.

          (l) Other Acquisitions. Amari shall simultaneously with the Merger consummate the sale to Parent, Subsidiary and/or Acquisition Corp. all of the assets of Buffalo Productions, Inc. and Amari's interest in the Joint Venture.

          (m) Millonzi Release. Parent and Subsidiary shall have received a release signed by Roy Millonzi of the pledge to Roy Millonzi of 500 treasury shares of the Company (or Amari, alternatively, may deliver possession of the pledged shares to Parent and subsidiary at the Closing).

                                   ARTICLE IX

                            CONFIDENTIAL INFORMATION


     9.1 Confidentiality. The Company and Amari agree to hold all Confidential Material (as hereinafter defined) in strict confidence and not to, directly or indirectly, disclose any Confidential Information to any person, firm or corporation, without the written consent of Parent, who at the time of such disclosure is not an employee or agent of Parent or Subsidiary. The Company and Amari agree that all Confidential Material, together with all notes and records related to the Business and all copies or facsimiles thereof in the possession of the Company or Amari (whether made by the foregoing or other means) will become the exclusive property of Subsidiary on the Merger Date. Amari shall not in any manner use any Confidential Material of Parent and/or Subsidiary, or any other property of Parent and/or Subsidiary, in any manner not specifically directed by Parent or Subsidiary, as the case may be, or in any way which is detrimental to or competitive to Parent or Subsidiary.

     9.2 Confidential Material. For the purposes hereof, the term "Confidential Material" shall mean proprietary information of Parent or Subsidiary concerning the Business and/or the Acquired Assets including without limitation, information concerning trade secrets, sales and financial information, information concerning business methods, operational processes, products and projects in development, details of contractual relationships between Subsidiary and any third party, marketing plans or techniques, client and customer lists, mailing lists, data, databases, software, works in progress, manuals, and price lists, which information is acquired by Subsidiary pursuant to this Agreement. Confidential Information does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by the Company, its directors, officers, employees, agents, advisors, or representatives, or (ii) was or becomes available to the Company or Amari on a non-confidential basis from a source other than Parent or Subsidiary

     9.3 Compliance with the Law. In the event that the Company or Amari is required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any Confidential Material, such party shall provide Parent and Subsidiary with prompt notice thereof so that Parent and/or Subsidiary may seek an appropriate protective order and/or waive compliance by such party with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, such party is compelled to disclose Confidential Material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such Confidential Material may be so disclosed, provided such disclosure is limited to the specific information required to be disclosed.


                                    ARTICLE X

                            NON-COMPETITION AGREEMENT

     10.1 Covenant Not to Compete or Solicit.

     (a) In consideration of the Non-Competition Payment, for other good and valuable consideration the receipt and sufficiency of which Amari hereby acknowledges, and as an inducement to Parent and Subsidiary to enter into this Agreement, Amari hereby agrees with Parent and Subsidiary that for the commencing on the Merger Date and ending on the later of (i) eighteen (18) months following the Merger Date or (ii) eighteen (18) months from the date of termination of Amari's employment with Subsidiary (the "Non-Compete Period") Amari shall not, without the prior written consent of Subsidiary:

          (i) directly or indirectly, engage, whether as an individual proprietor, partner, stockholder, officer, executive, director, employee, author, consultant, contractor, joint venturer, lender, investor, representative or in any other capacity whatsoever (other than as a holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), with or without pay, or assist any other Person in engaging in any activity or line of business which is similar to, or competitive with, the business of Subsidiary, including, without limitation, the Business conducted by Subsidiary at any time during the period of Amari's employment by Subsidiary or any affiliate of Subsidiary;

          (ii) Amari will not directly or indirectly (1) enter into any kind of arrangement with any person then employed by Parent or Subsidiary with a view to terminating the employment of such person or (2) solicit, engage, or hire any individual who is then employed or was employed by Parent or Subsidiary during the previous six (6) month period it being understood that Amari shall not be prohibited from soliciting, engaging or hiring Vince Amari, Dennis Levin or Christine Vrba;

          (iii) Amari will not directly or indirectly, either on his own behalf or on behalf of any other Person:

               1. attempt in any manner to persuade any customer, client, distributor or supplier of Subsidiary to cease to do business, or to reduce the amount of business which such customer, client, distributor or supplier has customarily done or contemplates doing, with Subsidiary; or

               2. solicit business of any customer, client, distributor or supplier of Subsidiary that was a customer, client, distributor or supplier of Subsidiary during the period of Amari's employment by Subsidiary or any affiliate of Subsidiary or render any services of the type usually rendered by Subsidiary for any such customer, client, distributor or supplier of Subsidiary.

     (b) The covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city and state of any geographic area where any business is carried on by Parent or Subsidiary. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 10.1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

     (c) Amari hereby acknowledges that all of Amari's covenants not to compete or solicit contained in this Section 10.1 are a material inducement to Parent and Subsidiary to proceed with the Merger.

     10.2 Equitable Remedy. The Company and Amari agree that it would be impossible or inadequate to measure and calculate Parent's and Subsidiary's damages from any breach of the covenants set forth in this Article X. Accordingly, the Company and Amari agree that if Amari breaches any provision of this Article X, Parent and Subsidiary will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. The Company and Amari further agree that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief. The Company and Amari hereby expressly consent to the issuance of such injunction and to the ordering of such specific performance.


                                   ARTICLE XI

                     SURVIVAL, INDEMNIFICATION AND INSURANCE

     11.1 Survival of Representations and Warranties.

     (a) All representations and warranties of the Company and Amari in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company's Schedules and the Supplemental Schedules) shall survive the consummation of the Merger for a period of two (2) years following the Merger Date (except fraud, the environmental representation set forth in Section 4.17 and all tax matters as to which there shall be no termination date except for the applicable statute of limitations).

     (b) All of Parent's and Subsidiary's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger for a period of two (2) years following the Merger Date (except fraud and all tax matters of parent and Subsidiary, unless such tax matters relate to Amari or the Company (pre-Merger), as to which there shall be no termination date except for applicable statute of limitations).

     11.2 Indemnification.

     (a) Indemnification. Amari hereby agrees to indemnify and hold Parent and Subsidiary (and any lenders providing financing to Parent or Subsidiary in connection with the transactions contemplated hereby as provided in Section 12.5 below) and their respective officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Loss" and collectively "Losses"), incurred by Parent or
Subsidiary, or any of their officers, directors or affiliates directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company and/or Amari contained in this Agreement, (ii) any failure by the Company and/or Amari to perform or comply with any covenant or agreement contained in this Agreement or in any agreement entered into pursuant to this Agreement, (iii) any liabilities resulting from noncompliance with any bulk transfer laws pursuant to Article 6 of the Uniform Commercial Code or otherwise, or (iv) any liability resulting from, or any failure of Amari to pay, any Excluded Liability, including, without limitation, liabilities of the Company assumed by Amari pursuant to the Assignment and Assumption Agreement. Parent and Subsidiary will seek indemnification for Losses in the manner provided in Section 11.2(b). A Loss shall be reduced by the amount of any insurance proceeds received by Parent or Subsidiary in connection with such Loss. Notwithstanding the foregoing, there shall be no right to indemnification pursuant to this Section 11.2 unless and until and only to the extent that the aggregate amount of Losses for which Parent and/or Subsidiary seeks indemnification shall exceed $37,500 (the "Basket"); provided, that once such aggregate Losses exceed the Basket, Amari shall be liable for the entire amount of Losses, including the first $37,500 of Losses. In no event shall Amari's liability for indemnification pursuant to this Section 11.2 exceed $3,250,000 (the "Loss Cap"). Notwithstanding the foregoing, there shall be no Basket or Loss Cap on Amari's indemnification where the Losses for which such indemnification is sought are due to (x) fraud of the Company and/or Amari, (y) a breach of Section 4.12 or (z) any claim arising from any broadcast of the radio programs by the Joint Venture prior to the Merger Date. Any payment with respect to an indemnification by Amari of any Loss suffered by Parent, Subsidiary, Acquisition Corp. or their respective officers, directors or affiliates under (I) the Asset Purchase Agreement of even date herewith among Parent, Acquisition Corp. and Buffalo Productions, Inc. and/or (II) the Joint Venture Interest

Purchase and Assignment Agreement of even date herewith among Acquisition Corp., Amari and the Joint Venture shall be applied against the Basket and the Loss Cap. Parent and Subsidiary shall not have the right to seek indemnification from Amari for breach of the representations and warranties of Amari and the Company contained herein (except fraud, the environmental representation set forth in Section 4.17 and all tax matters) unless such indemnification is sought within two (2) years following the Merger Date.

     (b) Notice and Payment. In the event Parent and/or Subsidiary may be subject to any Losses for which indemnification pursuant to this Article XI may be sought, Parent and/or Subsidiary, as applicable, shall deliver to Amari a notice (each, an "Indemnification Notice"): (A) stating that Parent or Subsidiary has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses; and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related. Within thirty (30) days after delivery of the Indemnification Notice, Amari shall pay the amount of the Losses not disputed by Amari set forth in the Indemnification Notice. If within such thirty (30) day period Amari fails to agree with Parent and/or Subsidiary, as applicable, on the amount of such Losses, then the parties shall have their respective rights and remedies under law and in equity with respect to any disputed amount of such Losses. Failure of Parent or Subsidiary to deliver a timely Indemnification Notice to Amari with respect to any Loss shall not be deemed to be a waiver of their rights hereunder, except to the extent Amari is prejudiced by the delay.

     (c) Set-off. It is understood and agreed by Amari that Parent and Subsidiary may, but shall not be obligated to, upon written notice to Amari, satisfy any of their respective Losses by offsetting the amount of such Losses against the Escrow Amount in accordance with Section 2.7. It is further understood and agreed that nothing set forth in this Section 11.2(c) shall in any way relieve Amari of its indemnification obligations pursuant to this
Section 11 or otherwise limit such indemnification obligations.

     (d) Third Party Claims. If Parent (on behalf of itself and Subsidiary) becomes aware of a third-party claim against Parent and/or Subsidiary which Parent believes may result in Losses, Parent shall notify Amari of such claim, and Amari shall be entitled, at his expense, to participate in the defense of such claim. Parent and Subsidiary, as the case may be, shall have the right in their sole discretion to settle any such claim after consulting with Amari; provided, however, that except with the consent of Amari, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim for indemnification pursuant to Sections 11.1 and 11.2.

     (e) Escrow Account. To the extent the Escrow Amount is still in the Escrow Account, payment of Losses of Parent and/or Subsidiary in accordance with the provisions hereof shall be made from such Escrow Amount, without limiting the obligations of Amari hereunder if the Escrow Amount has been paid out or is insufficient to pay for such Losses.

     11.3 Indemnification by Parent and Subsidiary of Amari.

     (a) Indemnity. Parent and Subsidiary agree to indemnify and hold Amari harmless against all Losses incurred by Amari resulting from or attributable to
(i) any inaccuracy or breach of a representation or warranty of Parent or Subsidiary contained in this Agreement; (ii) any failure by Parent or Subsidiary to perform or to comply with any covenant or agreement contained in this Agreement or in any agreement entered into pursuant to this Agreement; (iii) any liability resulting from, or any failure of Parent or Subsidiary to pay, any liability of the Company not otherwise assigned to, and assumed by, Amari pursuant to the Assignment and Assumption Agreement; or (iv) the operation of the Business after the Merger, except if due to the fault of the Company and/or Amari prior to the Merger Date. Notwithstanding the foregoing, Amari shall not be entitled to indemnification with respect to any Loss to the extent attributable to a liability of the Company assumed by Amari pursuant to the Assignment and Assumption Agreement, and Amari shall not have the right to seek indemnification from Parent or Subsidiary for breach of their representations and warranties contained herein unless such indemnification is sought within two
(2) years following the Merger Date (except fraud and all tax matters of parent and Subsidiary, unless such tax matters relate to Amari or the Company (pre-Merger), as to which there shall be no termination date except for applicable statute of limitations).

     (b) Procedures for Asserting Claims. In the event Amari may be subject to any Losses for which indemnification pursuant to this Article XI may be sought, Amari shall deliver an Indemnification Notice to Parent and Subsidiary. Failure of Amari to deliver a timely Indemnification Notice to Parent and Subsidiary with respect to any Loss shall not be deemed to be a waiver by Amari of his rights hereunder, except to the extent Parent and/or Subsidiary is/are prejudiced by such delay. Parent and/or Subsidiary shall pay the amount of the Losses not disputed by Parent and Subsidiary set forth in the Indemnification Notice. If within such thirty (30) day period Parent or Subsidiary fails to agree with Amari on the amount of such Losses, then the parties shall have their respective rights and remedies under law and in equity with respect to any disputed amount of such Losses. If Amari becomes aware of a third party claim against Amari which Amari believes may give rise to a claim of indemnity pursuant to Section 11.3(a), Amari shall notify Parent and Subsidiary of such claim and Parent and Subsidiary shall be entitled, at their expense, to participate in the defense of such claim. Amari shall have the right in its sole discretion to settle any such claim after consulting with Parent and Subsidiary; provided, however, that except with the consent of Parent and Subsidiary, no settlement of any such claim shall be determinative of the amount of any claim for indemnification pursuant to this Section 11.3. In the event that Parent and Subsidiary have consented to any such settlement, Amari shall not have power or authority to object under any provision of this Section 11.3 to the indemnification for such Losses being limited to the amount of such settlement.

     11.4 Liquidated Damages. If the EBITDA for the fiscal year ending December 31, 1998 as calculated in accordance with Section 2.5 is not greater than $600,000 as warranted by Amari in Section 4.24, the parties hereto agree that due to the difficulty in determining the amount of damages suffered by Parent and Subsidiary in the event such EBITDA level is not achieved, Amari shall immediately pay to Parent as damages $300,000 in cash. The parties acknowledge and agree that any amounts paid by Amari pursuant to the preceding sentence shall be deemed liquidated damages and shall not constitute a penalty. The liquidated damages to be paid hereunder, if any, shall not be subject to or included in the calculation of either the Basket or the Loss Cap. In the event of a breach of the representation and warranty set forth in Section 4.24, the sole remedy of Parent and Subsidiary shall be limited to the liquidated damages hereunder and Parent and Subsidiary shall not be entitled to any further indemnification by Amari pursuant to Section 11.2.


                                   ARTICLE XII

                               GENERAL PROVISIONS

     12.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service requiring signed acknowledgment of delivery, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission). If sent by registered or certified mail, notice shall be deemed to have been received and Merger five
(5) days after mailing, if by overnight mail, one (1) day after being sent, or upon actual receipt if sent by facsimile. All notices shall be addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Subsidiary, to:

               Classic Radio Holding Corp.
               20 Community Place
               P.O. Box 2346
               Morristown, NJ 07962-2346
               Attention: Michael Herrick
               Telephone No.: 973-539-1390
               Facsimile No.: 973-539-0596

               and

               Audio Book Club, Inc.
               20 Community Place
               P.O. Box 2346
               Morristown, NJ 07962-2346
               Attention: Michael Herrick
               Telephone No.: 973-539-1390
               Facsimile No.: 973-539-0596
               and

               Audio Book Club, Inc.
               2295 Corporate Blvd., N.W.
               Suite 222
               P.O. Box 5010
               Boca Raton, FL 33431
               Attn: Norton Herrick
               Telephone No.: 561-241-9880
               Facsimile No.: 561-241-9887

               with a copy to:
               Frankfurt, Garbus, Klein & Selz, P.C.
               488 Madison Avenue
               New York, New York 10022
               Attention: Gary Schonwald, Esq.
               Telephone No.: (212) 826-5535
               Facsimile No.: (212) 593-9175

          (b)  if to the Parent, to:

               Audio Book Club, Inc.
               20 Community Place
               P.O. Box 2346
               Morristown, NJ 07962-2346
               Attention: Michael Herrick
               Telephone No.: 973-539-1390
               Facsimile No.: 973-539-0596

               and

               Audio Book Club, Inc.
               2295 Corporate Blvd., N.W.
               Suite 222
               P.O. Box 5010
               Boca Raton, FL 33431
               Attn: Norton Herrick
               Telephone No.: 561-241-9880
               Facsimile No.: 561-241-9887

               with a copy to:

               Frankfurt, Garbus, Klein & Selz, P.C.
               488 Madison Avenue

               New York, New York 10022
               Attention: Gary Schonwald, Esq.
               Telephone No.: (212) 826-5535
               Facsimile No.: (212) 593-9175

          (c)  if to Amari, to:

               Mr. Carl Amari
               11 Cutters Run
               South Barrington, IL 60010
               Telephone No.: 847-428-9485
               with copies to:

               Schwartz & Freeman
               401 North Michigan Avenue
               Suite 1900
               Chicago, IL 60611-4206
               Attn: William Kummerer, Esq.
               Telephone No.: 312-222-6683
               Facsimile No.: 312-222-0818

     12.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.3  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become Merger when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     12.4 Amendment. This Agreement may only be amended by the parties hereto by execution of an instrument in writing signed on behalf of each of the parties hereto.

     12.5 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Subsidiary may assign its rights and delegate its obligations hereunder to its affiliates; provided that Parent and Subsidiary shall remain liable for their obligations hereunder and that Parent and Subsidiary may grant a security interest in their rights under this Agreement to the lenders providing financing to or on behalf of Parent or Subsidiary in connection with the transactions contemplated hereby; provided, further, that such security interest(s) shall not in any way restrict, limit, impair or otherwise affect any of Amari's rights hereunder, nor shall such security interest(s) expand or enhance any rights of Parent, Holding Corp. or Acquisition Corp. hereunder.

     12.6 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision provided that Subsidiary shall remain liable for its obligations hereunder.

     12.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     12.8  Knowledge.  Whenever  used  in  this  Agreement,  the  words  (a) "to
Company's knowledge," or similar words, shall mean the knowledge that the Company, its directors, officers or employees would obtain in the exercise of reasonable diligence or after due inquiry or (b) "to Amari's knowledge" or similar words, shall mean the knowledge of that Amari would obtain in the exercise of reasonable diligence or after due inquiry.

     12.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     12.10 Publicity. Until the business day after the Merger Date and except for any public disclosure which Parent in good faith upon advice of counsel believes is required by law, none of the parties shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior written approval of the other party which will not be unreasonably withheld. Parent and Amari shall issue a mutually acceptable press release as soon as practicable after the Merger Date. Notwithstanding anything to the contrary contained above, the parties hereto may continue such communication with their lenders, lessors, shareholders and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other parties or the consummation of the transactions contemplated by this Agreement.

     12.11 Parent Guarantee. Parent hereby fully, completely, unconditionally and irrevocably guarantees the full payment and performance of any and all of Subsidiary's obligations, representations, warranties, covenants and promises to Amari hereunder.

     12.12 Attorneys' Fees. In the event of any litigation arising out of or pertaining to this Agreement, the prevailing party in such action(s) shall be entitled to recover from the non-prevailing party his or its reasonable attorneys' fees, court costs and litigation expenses in connection therewith.

     IN WITNESS WHEREOF, Parent, Subsidiary, the Company and Amari have caused this Agreement to be signed by their duly authorized respective officers all as of the date first written above.

                                             CLASSIC RADIO HOLDING CORP.


                                             By:  /s/ Norton Herrick
                                                  ------------------------------
                                                  Name:  Norton Herrick
                                                  Title: Co-CEO

                                             AUDIO BOOK CLUB, INC.


                                             By:  /s/ Norton Herrick
                                                  ------------------------------
                                                  Name:  Norton Herrick
                                                  Title: Co-CEO

                                             RADIO SPIRITS, INC.


                                             By:  /s/ Carl Amari
                                                  ------------------------------
                                                  Name:  Carl Amari
                                                  Title: CEO/Pres.

                                             /s/ Carl Amari
                                             -----------------------------------
                                                      CARL AMARI